SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                      SHARES PURCHASED     AVERAGE
                        DATE              SOLD(-)          PRICE(2)
 COMMON STOCK-BIOSITE INCORPORATED
          GABELLI FOUNDATION
                       6/26/07           10,000-           92.5000
          GABELLI SECURITIES, INC.
                       6/26/07           14,000-           92.5000
		  ALCE PARTNERSHIP
                       6/26/07            2,000-           92.5000
		  GABELLI ASSOCIATES LTD
                       6/26/07           60,519-           92.5000
                       6/22/07            6,500-           92.5200
          	  GABELLI ASSOCIATES FUND II
                       6/26/07            6,000-           92.5000
                       6/22/07            1,000-           92.5200
          	  GABELLI ASSOCIATES FUND
                       6/26/07           65,864-           92.5000
                       6/22/07            6,500-           92.5200
	    MJG ASSOCIATES, INC.
          	  GABELLI INTERNATIONAL II LTD
                       6/26/07           10,000-           92.5000
          GAMCO INVESTORS, INC.
                       6/26/07           20,000-           92.5000
                       6/26/07           75,000-           92.5000
          GAMCO ASSET MANAGEMENT INC.
                       6/26/07          630,547-           92.5000
                       6/26/07          470,000-           92.5000
                       6/25/07           15,000-           92.3620
                       6/22/07           10,000            92.3400
                       6/22/07            1,000-           92.5200
                       6/20/07           72,000            92.3434
                       6/19/07           10,000            92.3652
          GGCP, INC.
                       6/26/07           10,872-           92.5000
          GABELLI ADVISERS, INC.
                       6/26/07            3,000-           92.5000
          GABELLI FUNDS, LLC.
              GABELLI SMALL CAP GROWTH FUND
                       6/26/07          120,000-           92.5000
              GABELLI EQUITY TRUST
                       6/26/07          100,000-           92.5000
              GABELLI EQUITY INCOME FUND
                       6/26/07          100,000-           92.5000
              GABELLI DIVIDEND & INCOME TRUST
                       6/26/07          250,000-           92.5000
              THE GABELLI GLOBAL DEAL FUND
                       6/26/07          170,000-           92.5000
              GABELLI CONVERTIBLE FUND
                       6/26/07            5,000-           92.5000
              GABELLI ASSET FUND
                       6/26/07          100,000-           92.5000
              GABELLI CAPITAL ASSET FUND
                       6/26/07           25,000-           92.5000
              GABELLI ABC FUND
                       6/26/07          110,000-           92.5000

(1) THE DISPOSITIONS ON 06/26/07 WERE IN CONNECTION WITH THE TENDER OFFER DESCRIBED IN ITEM 5 OF THIS AMENDMENT TO
SCHEDULE 13D. UNDER THE TERMS OF THE TENDER OFFER, THE ISSUER'S SHAREHOLDERS RECEIVED $92.50 IN CASH FOR EACH SHARE OF ISSUER'S COMMON STOCK. UNLESS OTHERWISE INDICATED, ALL OTHER TRANSACTIONS WERE EFFECTED ON THE NASDAQ STOCK MARKET.

(2) PRICE EXCLUDES COMMISSION.